UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 5, 2006

                             ADVANCE NANOTECH, INC.
             (Exact name of registrant as specified in its charter)



          Colorado                        011-15499              20-1614256
         ---------                        ---------              ----------
(State or other jurisdiction            (Commission           (I.R.S. Employer
      of incorporation)                  File Number)        Identification No.)


600 Lexington Avenue, 29th Floor, New York, NY                     10022
----------------------------------------------                     -----
   (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (212) 583-0080

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.


On April 5, 2006, Advance Nanotech, Inc. (the "Company") entered into a Director Compensation and Confidential Information Agreement ("Director Agreement") with Mr. Joseph L. Parkinson ("Director"). Mr. Parkinson was unanimously elected as non-executive Chairman of the Board of Directors of the Company. The Director has access to and receives confidential information regarding the Company, its products, services, and business processes and business plans and other confidential and proprietary information.

In accordance with the Director Agreement, Mr. Parkinson shall be entitled to receive Five Thousand Dollars ($5,000) per day (in part or whole) for time he travels on behalf of the Company or otherwise devotes time to the Company at the Company's request. In addition to the cash remuneration compensation provided, Mr. Parkinson shall be granted stock options, with a ten (10) year lifetime, for a minimum of 4,826,836 shares of Common Stock of the Company (the "Stock Option Grant"), 100,559 to vest at the end of each monthly period over the next four years. The Option Price (as defined in the Stock Option Plan) for options granted hereunder shall be calculated at the fair market value determined by the closing price of the stock on preceding day (April 4, 2006) of this Director Agreement or $1.65 ("One Dollar and Sixty-Five Cents") per share. The Stock Option Grant shall be equal to ten-percent (10%) of the fully diluted shares of Company at the time of the grant, plus ten-percent (10%) of the fully diluted shares that Company issues in connection with its first subsequent round of financing immediately following the effective date hereof, thereby maintaining the option to purchase up to 10% of the fully diluted shares outstanding. Fully diluted includes all shares, including without limitation those outstanding or to be issued, warrants, rights, options or other claims on the stock of Company.

This Agreement may be terminated by either party upon thirty (30) days' written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable. Following the effective date of termination, the Company will not be responsible for any further payments in any form under the Agreement.

The foregoing description of the Director Agreement does not purport to be complete and is qualified in its entirety by reference to the Compensation and Confidential Information Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference. Please see the Director Agreement and the press release relating to the new Director, attached as exhibits to this Form 8-K, for further information.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 5, 2006, our Board of Directors has elected Mr. Joseph L. Parkinson as non-executive Chairman of the Board. Mr. Parkinson will assume the role of Mr. Lee Cole, who has resigned as Chairman of the Board, but will continue to serve as a Director of the Company.

A press release announcing these appointments was issued on April 5, 2006, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.


Item 9.01. Financial Statements and Exhibits.

The following exhibit is included as part of this report:

(d) Exhibits.


No.     Description
-----   -----------

10.1 Director Compensation and Confidential Information Agreement dated April 5, 2006.
99.1    Press release dated April 5, 2006.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ADVANCE NANOTECH, INC.




                                                 By: /s/ Magnus R. E. Gittins
                                                     --------------------------
                                                     Magnus R. E. Gittins
                                                     Chief Executive Officer
Dated: April 5, 2006

                                  EXHIBIT LIST

No.     Description
-----   -----------
10.1 Director Compensation and Confidential Information Agreement dated April 5, 2006.
99.1    Press release dated April 5, 2006.